EX. 99.1

Hub Group, Inc. Reports Record Third Quarter 2016 Earnings

OAK BROOK, IL, October 26, 2016, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended September 30, 2016.

Hub Group reported net income of $17.9 million for the third quarter ended September 30, 2016 compared to $19.8 million in the third quarter of 2015.  Hub Group’s diluted earnings per share was $0.54 for the quarter.  Earnings per share decreased 2% when compared with the prior year period.  Hub Group’s revenue increased 4% to $933 million.

The Hub segment’s revenue increased 5% to $717 million.  Third quarter intermodal revenue increased 1% to $466 million.  Intermodal volume increased 5%.  Truck brokerage revenue increased 16% to $97 million this quarter.  Third quarter Unyson Logistics revenue increased 12% to $154 million.  The Hub segment’s operating income was $21.8 million.

The Mode segment’s revenue increased 5% to $252 million.  Operating income was $8.0 million compared to $7.2 million in the prior year period.

Hub Group ended the quarter with $135 million in cash.

“The challenging intermodal pricing environment contributed to the decline in income this quarter.  We remain focused on providing excellent service and realizing the benefits of our cost savings initiatives," said Dave Yeager, Chairman and Chief Executive Officer of Hub Group.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, October 26, 2016 to discuss its third quarter results.

Hosting the conference call will be Dave Yeager, Chairman and Chief Executive Officer.  Also participating on the call will be Don Maltby, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President and Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UVVbfMMitwEGXv. Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 771-4384 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a transportation management company that provides multi-modal solutions throughout North America, including intermodal, truck brokerage and logistics services. As a publicly traded company with over $3.5 billion in revenue, Hub Group’s organization of over 2,500 employees delivers innovative, customer-focused solutions and industry leading service to help customers better control supply chains and their costs.  For more information, visit www.hubgroup.com.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2015 and the report on Form 10-Q for the period ended June 30, 2016.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015

Revenue	$932,814	$899,869	$2,594,230	$2,635,323
Transportation costs	821,360	794,805	2,259,899	2,339,402
Gross margin	111,454	105,064	334,331	295,921

Costs and expenses:
Salaries and benefits	42,610	36,357	130,075	114,670
Agent fees and commissions	19,072	17,862	54,334	49,374
General and administrative	17,641	15,461	50,368	44,295
Depreciation and amortization	2,276	1,966	6,559	5,893
Total costs and expenses	81,599	71,646	241,336	214,232

Operating income	29,855	33,418	92,995	81,689

Other income (expense):
Interest expense	(888)	(757)	(2,655)	(2,218)
Interest and dividend income	104	22	286	47
Other, net	27	(952)	1,178	(2,095)
Total other expense	(757)	(1,687)	(1,191)	(4,266)

Income before provision for income taxes	29,098	31,731	91,804	77,423

Provision for income taxes	11,174	11,899	35,243	28,848

Net income	$17,924	$19,832	$56,561	$48,575

Basic earnings per common share	$0.54	$0.55	$1.66	$1.35

Diluted earnings per common share	$0.54	$0.55	$1.66	$1.35

Basic weighted average number of shares outstanding	33,212	35,769	34,098	35,970
Diluted weighted average number of shares outstanding	33,366	35,903	34,172	36,049

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended September 30, 2016
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$716,699	$251,611	$(35,496)	$932,814
Transportation costs	638,154	218,702	(35,496)	821,360
Gross margin	78,545	32,909	-	111,454

Costs and expenses:
Salaries and benefits	38,775	3,835	-	42,610
Agent fees and commissions	20	19,052	-	19,072
General and administrative	15,969	1,672	-	17,641
Depreciation and amortization	1,959	317	-	2,276
Total costs and expenses	56,723	24,876	-	81,599

Operating income	$21,822	$8,033	$-	$29,855

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended September 30, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$680,559	$239,375	$(20,065)	$899,869
Transportation costs	606,081	208,789	(20,065)	794,805
Gross margin	74,478	30,586	-	105,064

Costs and expenses:
Salaries and benefits	32,917	3,440	-	36,357
Agent fees and commissions	14	17,848	-	17,862
General and administrative	13,659	1,802	-	15,461
Depreciation and amortization	1,647	319	-	1,966
Total costs and expenses	48,237	23,409	-	71,646

Operating income	$26,241	$7,177	$-	$33,418

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Nine Months
	Ended September 30, 2016
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$1,980,450	$692,366	$(78,586)	$2,594,230
Transportation costs	1,739,676	598,809	(78,586)	2,259,899
Gross margin	240,774	93,557	-	334,331

Costs and expenses:
Salaries and benefits	118,658	11,417	-	130,075
Agent fees and commissions	47	54,287	-	54,334
General and administrative	44,917	5,451	-	50,368
Depreciation and amortization	5,603	956	-	6,559
Total costs and expenses	169,225	72,111	-	241,336

Operating income	$71,549	$21,446	$-	$92,995

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Nine Months
	Ended September 30, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$2,010,453	$686,744	$(61,874)	$2,635,323
Transportation costs	1,800,628	600,648	(61,874)	2,339,402
Gross margin	209,825	86,096	-	295,921

Costs and expenses:
Salaries and benefits	103,865	10,805	-	114,670
Agent fees and commissions	43	49,331	-	49,374
General and administrative	39,051	5,244	-	44,295
Depreciation and amortization	4,912	981	-	5,893
Total costs and expenses	147,871	66,361	-	214,232

Operating income	$61,954	$19,735	$-	$81,689

HUB GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30,	December 31,
	2016	2015
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$135,195	$207,749
Accounts receivable trade, net	445,574	379,987
Accounts receivable other	7,036	10,344
Prepaid taxes	1,971	362
Deferred taxes	-	8,412
Prepaid expenses and other current assets	16,508	17,756
TOTAL CURRENT ASSETS	606,284	624,610

Restricted investments	20,563	21,108
Property and equipment, net	406,885	374,847
Other intangibles, net	12,167	13,139
Goodwill, net	262,431	262,594
Other assets	3,887	4,848
TOTAL ASSETS	$1,312,217	$1,301,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$265,659	$230,432
Accounts payable other	23,330	21,495
Accrued payroll	23,989	33,020
Accrued other	45,846	38,733
Current portion of capital lease	2,672	2,608
Current portion of long term debt	39,769	32,409
TOTAL CURRENT LIABILITIES	401,265	358,697

Long term debt	104,561	100,895
Non-current liabilities	22,562	20,233
Long term portion of capital lease	11,270	13,299
Deferred taxes	164,699	160,182

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2016 and 2015	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2016 and 2015; 33,195,497 shares outstanding in 2016 and 35,633,961 shares outstanding in 2015	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2016 and 2015	7	7
Additional paid-in capital	171,371	174,285
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	717,319	660,758
Accumulated other comprehensive loss	(241)	(178)
Treasury stock; at cost, 8,029,295 shares in 2016 and 5,590,831 shares in 2015	(265,550)	(171,986)
TOTAL STOCKHOLDERS' EQUITY	607,860	647,840
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,312,217	$1,301,146

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net Income	$56,561	$48,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,665	26,662
Deferred taxes	13,269	5,757
Compensation expense related to share-based compensation plans	6,318	5,843
Gain on sale of assets	(382)	(116)
Excess tax benefits from share based compensation	(524)	(40)
Changes in operating assets and liabilities:
Restricted investments	545	1,389
Accounts receivable, net	(62,324)	6,540
Prepaid taxes	(1,609)	13,579
Prepaid expenses and other current assets	1,244	(1,442)
Other assets	961	(56)
Accounts payable	37,080	21,308
Accrued expenses	(6,968)	8,337
Non-current liabilities	2,181	(3,505)
Net cash provided by operating activities	79,017	132,831

Cash flows from investing activities:
Proceeds from sale of equipment	1,573	922
Purchases of property and equipment	(59,883)	(40,951)
Net cash used in investing activities	(58,310)	(40,029)

Cash flows from financing activities:
Proceeds from issuance of debt	36,100	31,376
Repayments of long term debt	(25,074)	(16,836)
Stock tendered for payments of withholding taxes	(2,484)	(2,902)
Purchase of treasury stock	(100,000)	(28,823)
Capital lease payments	(1,965)	(1,883)
Excess tax benefits from share-based compensation	212	166
Net cash used in financing activities	(93,211)	(18,902)

Effect of exchange rate changes on cash and cash equivalents	(50)	(122)

Net (decrease) increase in cash and cash equivalents	(72,554)	73,778
Cash and cash equivalents beginning of the period	207,749	109,769
Cash and cash equivalents end of the period	$135,195	$183,547